Exhibit 32.1

Written Statement

Pursuant To

18 U.S.C. Section 1350

In connection with the Quarterly Report of Nexeo Solutions Holdings, LLC. (the “Company”) on Form 10-Q for the period ended December 31, 2013, as filed with the Securities and Exchange Commission on February 14, 2014 (the “Report”), the undersigned, David A. Bradley, Chief Executive Officer, Nexeo Solutions Holdings, LLC, managing member, and Ross J. Crane, Chief Financial Officer, Nexeo Solutions Holdings, LLC, managing member, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)         the Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(b)         the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2014	By:	/s/ David A. Bradley
Name: David A. Bradley
Title: Chief Executive Officer

Date: February 14, 2014	By:	/s/ Ross J. Crane
Name: Ross J. Crane
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Nexeo Solutions Holdings, LLC and will be retained by Nexeo Solutions Holdings, LLC and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.